UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 3, 2022

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-31387	NORTHERN STATES POWER COMPANY			41-1967505
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

2022 Minnesota Natural Gas Rate Case

In November 2021, Northern States Power Company, a Minnesota corporation (NSP-Minnesota), and a wholly owned subsidiary of Xcel Energy Inc. filed a request with the Minnesota Public Utilities Commission (MPUC) for an annual natural gas rate increase of $36 million, or 6.6%. The filing is based on a 2022 forecast test year and includes a requested return on equity (ROE) of 10.5%, an equity ratio of 52.5% and a rate base of $934 million. In December 2021, the MPUC approved interim rates of $25 million, subject to refund, effective Jan. 1, 2022.

On Oct. 4, 2022, NSP-Minnesota and various parties filed an uncontested settlement, which includes the following key terms:
•Base rate revenue increase of $21 million, with a true up to weather normalized actual sales for 2022.
•Revenue decoupling mechanism.
•Symmetrical property tax true-up.
•ROE of 9.57%.
•Equity ratio of 52.5%.

A hearing is scheduled for the fourth quarter of 2022 and a MPUC order is expected in the first half of 2023.

2022 Minnesota Electric Rate Case

In October 2021, NSP-Minnesota filed a three-year electric rate case with the MPUC. The rate case is based on a requested ROE of 10.2%, a 52.5% equity ratio and forward test years.

The request is detailed as follows:

(Amounts in Millions, Except Percentages)	2022	2023	2024	Total
Rate request	$396	$150	$131	$677
Increase percentage	12.2%	4.8%	4.2%	21.2%
Rate base	$10,931	$11,446	$11,918	N/A

In December 2021, the MPUC approved interim rates, subject to refund, of $247 million, effective Jan. 1, 2022. On Sept. 30, 2022, NSP-Minnesota requested an incremental increase to interim rates of $122 million, effective Jan. 1, 2023.

On Oct. 3, 2022, nine parties filed testimony. The Minnesota Department of Commerce (DOC), Office of Attorney General (OAG), Xcel Large Industrial Customers (XLI), the Citizens Utility Board of Minnesota (CUB) and Just Solar Coalition (JSC) were the only parties to quantify recommended financial adjustments. The OAG recommended approximately $2 million of adjustments in each of the 2022 test year and 2023 and 2024 plan years, but did not otherwise comment on ROE or capital structure. XLI recommended $112 million in proposed adjustments, based on reducing ROE, reducing recovery of incentive compensation, and not including the prepaid pension asset in rate base. CUB recommended adjustments based on reducing ROE. JSC recommended adjustments based on removing a $12 million Grid Reinforcement Program from rate base and reducing ROE.

Proposed DOC modifications to NSP-Minnesota’s request were as follows:

(Millions of Dollars)	2022	2023	2024
NSP-Minnesota’s filed base revenue request	$396	$546	$677

Recommended adjustments:
Rate base and rate of return (a)	(71)	(58)	(57)
MISO capacity credits	(55)	(94)	(94)
Monticello and wind farm life extension	(21)	(54)	(51)
PTC and ND ITC forecast	(28)	(40)	(43)
Property tax	(14)	(22)	(32)
Prepaid pension asset and liability	(13)	(21)	(32)
Operating & maintenance expenses	(18)	(26)	(29)
Other, net	(48)	(57)	(65)

Total adjustments	(268)	(372)	(403)
Total proposed revenue change	$128	$174	$274
(a)Included in the rate base and rate of return adjustments is an annual proposed increase in the cost of debt.

Positions on NSP-Minnesota’s filed rate request:

Recommended Position	DOC	XLI	CUB	JSC
ROE	9.25%	9.17%	8.80-9.00%	9.06%
Equity	52.5%	N/A	N/A	N/A

Next steps in the procedural schedule are expected to be as follows:

•Rebuttal testimony: Nov. 8, 2022.
•Hearing: Dec. 13-16, 2022.
•ALJ Report: March 31, 2023.
•MPUC Order: June 30, 2023.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, including our expectations regarding the regulatory proceedings and the effective date of the rates, as well as assumptions and other statements are intended to be identified in this document by the words "anticipate," “believe,” “could,” “estimate,” “expect,” "intend," "may," "objective," "outlook," "plan," "project," "possible," “potential,” "should," "will," "would," and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. The following factors, in addition to those discussed in Xcel Energy's and NSP-Minnesota’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021, and subsequent filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: uncertainty around the impacts and duration of the COVID-19 pandemic, including potential workforce impacts resulting from vaccination requirements, quarantine policies or government restrictions, and sales volatility; operational safety; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices and fuel costs; qualified employee work force and third-party contractor factors; violations of our Codes of Conduct; ability to recover costs; changes in regulation; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including inflation rates, monetary fluctuations, supply chain constraints and their impact on capital expenditures and/or the ability of NSP-Minnesota and its subsidiaries to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; tax laws; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; seasonal weather patterns; changes in environmental laws and regulations; climate change and other weather; natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; costs of potential regulatory penalties; and regulatory changes and/or limitations related to the use of natural gas as an energy source.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2022	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ BRIAN J. VAN ABEL
Brian J. Van Abel
Executive Vice President, Chief Financial Officer